Exhibit 99.1

BranchOut Food Inc. Announces $2.79 Million Underwritten Public Offering

BEND, Ore., August 27, 2026 /GlobeNewswire/— BranchOut Food Inc. (Nasdaq: BOF) (“BranchOut” or the “Company”), a growth-stage consumer packaged foods company focused on developing, manufacturing, marketing and distributing clean-label, plant-based dried fruit and vegetable snacks, today announced the pricing of an underwritten public offering of 820,588 shares of its common stock at a public offering price of $3.40 per share (the “Offering”). Gross proceeds to the Company, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $2.79 million. All of the shares in the Offering are to be sold by the Company.

Lake Street Capital Markets, LLC is acting as the representative of the underwriters for the Offering. The Company has granted the representative a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the Offering solely to cover over-allotments. Roth Capital Partners is serving as financial advisor to the Company.

The Offering is expected to close on or about August 28, 2026, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, including operating expenses and capital expenditures.

The shares of common stock are being offered pursuant to a registration statement on Form S-3 (File No. 333-287500), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 27, 2025 and an additional registration statement filed pursuant to Rule 462(b) under the Securities Act. The Offering is being made only by means of a prospectus supplement and accompanying prospectus forming a part of the registration statement. A prospectus supplement relating to and describing the terms of the Offering will be filed with the SEC and will be available free of charge on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus may also be obtained, when available, from Lake Street Capital Markets, LLC, 121 South 8th Street, Suite 1000, Minneapolis, Minnesota 55402, by telephone at (612) 326-1305 or by email at capitalmarkets@lakestreetcm.com.

Disclaimer

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About BranchOut Food Inc.

BranchOut Food Inc. (Nasdaq: BOF) is a leading international food technology company specializing in the production of high-quality dehydrated fruit- and vegetable-based products through its proprietary GentleDry™ technology. This next-generation dehydration method is designed to preserve the nutrition, quality and taste of fresh produce. BranchOut’s technology enables the Company to serve branded, ingredient and private-label customers. For more information, visit www.branchoutfood.com or follow BranchOut Food on social media.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Offering, the expected grant and potential exercise of the over-allotment option, the Company’s expected use of proceeds and the timing, size, terms and completion of the Offering. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would” and similar expressions. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including market conditions; the Company’s ability to complete the Offering on acceptable terms or at all; volatility in the market price of the Company’s common stock; the satisfaction of customary closing conditions; and the other risks and uncertainties described under “Risk Factors” in the prospectus supplement relating to the Offering and in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release.

For more information:

ir@branchoutfood.com

SOURCE BranchOut Food Inc.